Exhibit 10.1

Loan No. 1003091

SECOND MODIFICATION AGREEMENT

THIS SECOND MODIFICATION AGREEMENT (this “Agreement”), dated as of September 23, 2016, is made and entered into by and among KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company (“Borrower”), the “Lenders” from time to time a party to the Loan Agreement referenced below (“Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”) as contractual representative of the Lenders (in such capacity, the “Administrative Agent”). The date of this Agreement is for reference purposes only. The effective date of this Agreement shall be the Effective Date (defined herein).
R E C I T A L S

A.
Pursuant to the terms of a Loan Agreement executed by Borrower, Administrative Agent and Lenders, dated as of September 15, 2010, as amended pursuant to a letter agreement dated as of September 15, 2015 (as amended, restated or replaced from time to time, the “Loan Agreement”), Lenders made a loan to Borrower in the original principal amount of up to $119,300,000 (the “Loan”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.
The Loan is evidenced by one or more promissory notes in the aggregate principal amount of the Loan (collectively, as amended, restated or replaced from time to time, the “Note”), and is further evidenced by the documents described in the Loan Agreement as “Loan Documents”. The Note is secured by, among other things, that certain Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing recorded as a first priority lien on the Property (as amended, restated or replaced from time to time, the “Deed of Trust”).

C.
Prior to the date hereof, included in the encumbrance of the Deed of Trust is the leasehold estate in a portion of the parking garage facility located at 350 South Figueroa Street, Los Angeles, California (the “Parking Leasehold Estate”), pursuant to that certain Parking Lease Agreement, dated September 25, 2000, by and between The Equitable-Nissei Figueroa Company, a California joint venture, Borrower’s predecessor-in-interest as tenant, and Royal Investment Systems Partnerships (RIS) (03)-(07) and Haseko Corporation, a Japanese corporation, as landlord, as evidence by that certain Memorandum of Parking Lease Agreement, dated September 25, 2000, and recorded in the Official Real Property Records of Los Angeles County, California, on October 13, 2000, as Instrument No. 00-1601504 (as the same may heretofore have been assigned, amended, restated or replaced from time to time, the “Parking Lease Agreement”). As the Parking Leasehold Estate has expired pursuant to the terms of the Parking Lease Agreement, Administrative Agent and Lenders now desire to release from the lien of the Deed of Trust the Parking Leasehold Estate.

D.
The Note, the Deed of Trust, the Loan Agreement, this Agreement, the other documents described in the Loan Agreement as “Loan Documents,” together with all modifications and amendments thereto and any documents required hereunder, are collectively referred to herein as “Loan Documents”.

E.	As of the date hereof, the outstanding Loan balance is $105,000,000 and the $14,300,000 Holdback remains undisbursed.

F.	By this Agreement, Borrower, Administrative Agent and Lenders intend to modify and/or amend certain terms and provisions of the Loan Agreement as of the Effective Date.

THEREFORE, Borrower, Administrative Agent and Lenders agree as follows:

1.	CONDITIONS PRECEDENT. The following are conditions precedent to Administrative Agent’s and Lenders’ obligations under this Agreement:

1.1	Receipt and approval by Administrative Agent of the executed originals of this Agreement;

1.2
Borrower’s reimbursement to Administrative Agent of Administrative Agent’s reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, recording fees, attorneys’ fees, and documentation costs and charges, whether such services are furnished by Administrative Agent’s employees or agents or independent contractors;

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1.3	Receipt by Administrative Agent of good standing certificates from the state of organization and the state in which the collateral property is located, for Borrower and Guarantor;

1.4
The representations and warranties contained herein shall be true and correct in all material respects on and as of the date hereof (except to the extent that any such representations and warranties expressly relate to an earlier date); and

1.5	Receipt by Administrative Agent of an extension fee in the amount of $119,300.

1.6
At Borrower’s sole cost and expense, the issuance by Chicago Title Insurance Company, and Administrative Agent’s receipt, of any endorsements deemed necessary by Administrative Agent for attachment to Administrative Agent’s Policy of Title Insurance No. 106744089-X49, including, without limitation, an ALTA 11-06 endorsement, insuring the priority and validity of the Deed of Trust, as modified by this Agreement, as a first and valid lien upon the Property subject only to such exceptions as have been approved by Administrative Agent in writing.

2.
REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that no Default, breach or failure of condition has occurred or exists, or would exist with notice or lapse of time or both, under any of the Loan Documents; and all representations and warranties of Borrower in this Agreement are true and correct and shall survive the execution of this Agreement.

3.	MODIFICATION OF LOAN AGREEMENT. The Loan Agreement is hereby modified as follows:

3.1	Additional Definitions. Section 1.1 of the Loan Agreement is hereby amended by adding, as alphabetically appropriate, the following new definitions:

a.
“ “Anti-Corruption Laws” – means: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which Borrower or any member of the Borrowing Group is located or doing business.”

b.
“ “Anti-Money Laundering Laws” – means applicable laws or regulations in any jurisdiction in which Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.”

c.	“ “Bail-In Action” – means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”

d.
“ “Bail-In Legislation” – means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”

e.
“ “Borrowing Group” – means, individually and collectively: (a) Borrower, (b) any affiliate or subsidiary of Borrower, (c) any Guarantor, (d) any direct owner of any collateral securing any part of the Loan, and (e) any officer, director or other person or entity duly acting on behalf of any Borrower, Guarantor or any such direct owner with respect to the Loan or this Agreement.”

f.	“ “Disbursement Instruction Agreement” – means a Disbursement Instruction Agreement in the form of Exhibit G, or such other form as Administrative Agent may reasonably require from time to time.”

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g.
“ “EEA Financial Institution” – means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

h.	“ “EEA Member Country” – means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”

i.
“ “EEA Resolution Authority” – means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

j.	“ “EU Bail-In Legislation Schedule” – means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”

k.	“ “OFAC” – means the United States Treasury Department Office of Foreign Assets Control and any successor thereto.”

l.
“ “Sanction” or “Sanctions” – means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other governmental authorities with jurisdiction over any Person within the Borrowing Group.”

m.
“ “Sanctioned Person” - means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-Specially Designated Nationals List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.”

n.
“ “Write-Down and Conversion Powers” – means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

3.2	Modification of Definitions. Section 1.1 of the Loan Agreement is hereby amended as follows:

a.	The defined term “Defaulting Lender” is hereby deleted in its entirety and replaced with the following:

“ “Defaulting Lender” – means any Lender that (a) has failed to (i) fund all or any portion of the Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a

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Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.”

b.	The defined term “Extended Maturity Date” is hereby deleted in its entirety and replaced with the following:

“ “Extended Maturity Date” – means September 15, 2017.”

c.	The defined term “Initial Maturity Date” is hereby deleted in its entirety and replaced with the following:

“ “Initial Maturity Date” – means March 15, 2017.”

d.	The defined term “LIBO Rate” is hereby deleted in its entirety and replaced with the following:

“ “LIBO Rate” – is for any Fixed Rate Portion, the rate of interest quoted by Administrative Agent from time to time as the London Inter Bank Offered Rate for deposits in U.S. Dollars at approximately 9:00 a.m. California time two (2) Business Days prior to a Fixed Rate Commencement Date or a Price Adjustment Date, as appropriate, for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to a Fixed Rate Portion and for a period of time approximately equal to a Fixed Rate Period or the time remaining in a Fixed Rate Period after a Price Adjustment Date, as appropriate; provided, however, that if the LIBO Rate determined as provided above would be less than zero percent (0%), then the LIBO Rate shall be deemed to be zero percent (0%).”

e.	The defined term “Person” is hereby deleted in its entirety and replaced with the following:

“ “Person” – means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority. With respect to any Sanctioned Person, “Person” shall also include any group, sector, territory or country.”

Loan No. 1003091

f.	The defined term “Union Bank” is hereby deleted in its entirety and replaced with the following:

“ “Union Bank” – means MUFG Union Bank, N.A., formerly known as Union Bank, N.A.”

g.	The defined term “Union Bank Lease” is hereby deleted in its entirety and replaced with the following:

“ “Union Bank Lease” – means the Office/Retail Lease dated as of October 8, 2008, entered into by Borrower (as successor by assignment from Hines VAF UB Plaza, L.P.) and Union Bank, as amended by that certain First Amendment to Office/Retail Lease dated as of November 17, 2008, as amended by that certain Second Amendment to Office/Retail Lease dated as of July 10, 2009, as amended by that certain Third Amendment to Office/Retail Lease dated as of April 14, 2010, as amended by that certain Fourth Amendment to Office/Retail Lease dated as of August 5, 2010, as amended by that certain Fifth Amendment to Office/Retail Lease dated as of October 31, 2010, as amended by that certain Sixth Amendment to Office/Retail Lease dated as of February 15, 2011, as amended by that certain Seventh Amendment to Office/Retail Lease dated as of November 14, 2012, as amended by that certain Eighth Amendment to Office/Retail Lease dated as of May 30, 2014, and as may be further amended or modified.”

3.3	Section 2.6. Section 2.6 of the Loan Agreement is hereby deleted and replaced with the following:

“2.6
Extension Option. Borrower shall have the right to extend the Maturity Date from the Initial Maturity Date to the Extended Maturity Date (the “Option to Extend”), subject to satisfaction of the following conditions:

(a)
Borrower shall give Administrative Agent written notice of Borrower’s request for an extension of the Maturity Date not earlier than ninety (90) days, nor later than forty-five (45) days, prior to the Initial Maturity Date;

(b)
As of the date of such notice, and as of the Initial Maturity Date, there shall exist no Default or Potential Default (provided that Borrower shall have an opportunity to cure such Potential Default prior to the Initial Maturity Date to the extent of applicable cure periods under this Agreement or the applicable Loan Document);

(c)
At Administrative Agent’s request, Borrower shall have caused to be issued to Lenders, at Borrower’s sole cost and expense, appropriate endorsements to the Title Policy which confirm the existence and priority of the Liens securing the Obligations in connection with the requested extension;

(d)
There shall have been no change in the financial condition of Borrower, or in the condition of the Property from that which existed on the Effective Date, which change, as determined by Administrative Agent in its reasonable discretion, has a Material Adverse Effect;

(e)
The Loan-to-Value Percentage of the Property, based upon the latest or (if ordered by Administrative Agent in its reasonable discretion) a new Appraisal commissioned by Administrative Agent at Borrower’s sole cost and expense and with a valuation date within sixty (60) days of the Initial Maturity Date, shall not exceed forty-three percent (43%);

(f)
Borrower shall have provided to Administrative Agent satisfactory evidence (which evidence shall include, without limitation, a detailed current rent roll and a current historical operating statement for the Property) that the Loan Constant (as of the Initial Maturity Date) is not less than twelve percent (12%); and

Loan No. 1003091

(g)
Borrower shall have paid to Administrative Agent, for the ratable benefit of Lenders, an extension fee in an amount equal to one-tenth of one percent (0.10%) of the Aggregate Commitment as of the Initial Maturity Date.

Notwithstanding the foregoing provisions of this Section 2.6, Borrower shall have the right to repay (without paying an Exit Fee) principal outstanding under the Loan in such amount as may be required to reduce the Aggregate Commitment pursuant to this Section 2.6, to an amount such that Borrower is in compliance with subsections (e) and (f) above. Any repayment of principal pursuant to this Section 2.6 shall reduce the Aggregate Commitment dollar for dollar and any sums repaid may not be reborrowed. Except as modified by this Option to Extend, the terms and conditions of this Agreement and the other Loan Documents shall remain unmodified and in full force and effect.”

3.4	Section 3.4(a). Section 3.4(a) of the Loan Agreement is hereby deleted and replaced with the following:

“(a)
Administrative Agent shall have received a written request for disbursement from any one of the following individuals Stacie Yamane, Ann Marie Watters, Rob Durand, Dharshi Chandran, Jeff Waldvogel, Tanya Fisher, Todd Smith, Andree Ngo and Kristin Almendarez. The request shall be submitted in accordance with this Agreement and shall specify the sum that Borrower is requesting to be disbursed.”

3.5	Section 3.5. Section 3.5 of the Loan Agreement is hereby deleted and replaced with the following:

“3.5
Disbursement Authorization. Borrower hereby authorizes Administrative Agent to disburse the proceeds of the Loan made by Lenders in accordance with the terms of the Loan Documents and the terms of the Disbursement Instruction Agreement, as amended or replaced from time to time in accordance with the terms thereof.”

3.6	Sanctions, Anti-Corruption and Anti-Money Laundering Laws. A new Section 6.27 is hereby added to the Loan Agreement as follows:

“6.27
Sanctions, Anti-Corruption and Anti-Money Laundering Laws. No Borrower or Guarantor or, to Borrower’s knowledge, any other Person within the Borrowing Group is: (a) a Sanctioned Person; (b) controlled by or acting on behalf of a Sanctioned Person; or (c) under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions.

Borrower and Guarantor and, to Borrower’s knowledge, any other Person within the Borrowing Group: (a) is in compliance with all Anti-Corruption Laws and Anti-Money Laundering Laws; (b) except as otherwise previously disclosed to Administrative Agent in writing, is not, and has not been, under administrative, civil or criminal investigation, and (c) has not received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

The provisions in this Section 6.27 shall prevail and control over any contrary provisions in this Agreement or in any related documents.”

3.7
Section 8.1. The paragraph following Section 8.1(c) of the Loan Agreement that begins “Notwithstanding anything to the contrary herein” is hereby deleted and a new Section 8.1(d) is hereby added as follows:

“(d)
Notwithstanding anything to the contrary herein, in lieu of any payments which Borrower is required to make or is permitted to make in order to reduce the outstanding principal balance of the Loan pursuant to this Section 8.1, Borrower may elect to do one or more of the following:

(i)
Upon delivery by Borrower to Administrative Agent of reasonable evidence that Borrower has paid (or credited) to Union Bank $4,087,829 in lieu of the $8,200,000 TI Allowance (whether from loan proceeds, Borrower’s own funds,

Loan No. 1003091

rent abatement or a combination of the foregoing), then to the extent Borrower has fully satisfied all obligations to Union Bank with respect to the tenant improvement allowance contemplated in the Union Bank Lease and has delivered reasonable evidence to Administrative Agent of the same, Borrower shall have the right to elect to cancel any unfunded portion of the Holdback allocated for “Payment to Union Bank in lieu of the TI Allowance/leasing of the Vacated Union Bank Space” (Item #2 in the Budget attached as Exhibit J).

(ii)
Upon delivery by Borrower to Administrative Agent of reasonable evidence that (x) floors 18, 21, 34 and 35 have been fully leased (and tenant improvement and leasing costs have been fully paid) and (y) Union Bank is no longer receiving free rent under the Union Bank Lease, then Borrower shall have the right to elect to cancel any unfunded portions of the Holdback allocated for “Leasing and related costs for Vacated Union Bank Space”, “Capital Expenditures”, and/or “Leasing Costs” (Items #3, 4, and 5 in the Budget attached as Exhibit J, respectively).

Any such cancellations shall permanently reduce the Aggregate Commitment by a like amount.”

For clarity, the paragraph at the end of Section 8.1 of the Loan Agreement that begins “Borrower shall not be required to pay an Exit Fee” is not deleted.

3.8	Sanctions. A new Section 9.22 is hereby added to the Loan Agreement as follows:

“9.22
Sanctions. No Person within the Borrowing Group (but expressly excluding any shareholders of KBS REIT) shall: (a) use any of the Loan proceeds for the purpose of: (i) providing financing to or otherwise making funds directly or indirectly available to any Sanctioned Person; or (ii) providing financing to or otherwise funding any transaction which would be prohibited by Sanctions or would otherwise cause Administrative Agent, Lenders or Borrower to be in breach of any Sanction; or (b) fund any repayment of the Loan with proceeds derived, to Borrower’s knowledge, from any transaction that would be prohibited by Sanctions or would otherwise cause Administrative Agent, Lenders or Borrower, or any entity affiliated with Administrative Agent, Lenders or Borrower, to be in breach of any Sanction. Borrower shall notify Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this Section.”

3.9	Default. A new subsection (q) is hereby added to Section 11.1 of the Loan Agreement as follows:

“(q)
Money Laundering. The indictment, arraignment, custodial detention or conviction of Borrower or Guarantor on any charge involving money laundering or a predicate crime to money laundering, or the involvement of Borrower or Guarantor in any activity which could result in an indictment, arraignment, custodial detention or conviction on any such charge.”

3.10	EU Bail-In Rule. A new Section 13.28 is hereby added to the Loan Agreement as follows:

“13.28
Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

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(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

3.11	Addresses for Notices. Borrower’s and Guarantor’s addresses for notices are hereby deleted and replaced with the following:

Borrower’s Address:

Accounting Matters:	Property Matters:

KBSII 445 South Figueroa, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attn: Todd Smith, Vice President Controller, Corporate
Tel: (949) 797-0338
Fax: (949) 417-6501
E-mail: tsmith@kbs.com

KBSII 445 South Figueroa, LLC
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attn: Tim Helgeson, Senior Vice President, Asset Management
Tel: (949) 797-0356
Fax: 949) 417-6501
E-mail: thelgeson@kbs.com

Guarantor’s Address:

KBS REIT Properties II, LLC 800 Newport Center Drive, Suite 700 Newport Beach, CA 92660 Attn: Bryce Lin, Director of Finance and Reporting Tel: (949) 797-0312 Fax: (949) 417-6501 E-mail: blin@kbs.com

3.12	Address for Notices. Administrative Agent’s address for notices is hereby deleted and replaced with the following:

Administrative Agent’s Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION
Commercial Real Estate (AU 2955)
2030 Main Street, Suite 800
Irvine, CA 92614
Attn: Cole Zehnder, Vice President
Tel: (949) 251-4322
Fax: (949) 851-9728

3.13	Address for Notices. Wells Fargo Bank, National Association’s address for notices is hereby deleted and replaced with the following:

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Lender’s Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION
Commercial Real Estate (AU 2955)
2030 Main Street, Suite 800
Irvine, CA 92614
Attn: Cole Zehnder, Vice President
Tel: (949) 251-4322
Fax: (949) 851-9728

3.14	Exhibit A. Exhibit A of the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

3.15	Exhibit G. Exhibit G of the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit G attached hereto.

3.16	Exhibit J. Exhibit J of the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit J attached hereto.

3.17	Exhibit K. Exhibit K of the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit K attached hereto.

3.18
References to Property Legal Description. All references in the Loan Documents and Other Related Documents to the “Property” or the legal description thereof shall hereafter mean and refer to the Property as revised by Section 3.14 above.

4.
INCORPORATION OF RECITALS; EFFECTIVE DATE. The foregoing recitals are incorporated herein as an agreement of Borrower, Administrative Agent and Lenders. Upon satisfaction of all of the conditions precedent in Section 1 above, the effective date of Borrower’s, Administrative Agent’s and Lenders’ obligations under this Agreement shall be September 15, 2016 (the “Effective Date”).

5.
FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has previously delivered to Administrative Agent all of the relevant formation and organizational documents of Borrower, of the partners or joint venturers of Borrower (if any), and of all guarantors of the Loan (if any), and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Administrative Agent.

6.
NON‑IMPAIRMENT. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition or covenant contained in any Deed of Trust or other Loan Document, or affect or impair any rights, powers, or remedies thereunder, it being the intent of the parties hereto that the provisions of the Deed of Trust and other Loan Documents shall continue in full force and effect except as expressly modified hereby.

7.
MISCELLANEOUS. This Agreement and the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of California, except if preempted by federal law. In any action brought or arising out of this Agreement or the Loan Documents, Borrower, and the general partners and joint venturers of Borrower, hereby consent to the jurisdiction of any federal or state court having proper venue within the State of California and also consent to the service of process by any means authorized by California or federal law. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

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8.
INTEGRATION; INTERPRETATION. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents in any of the Loan Documents includes any amendments, renewals or extensions approved by Administrative Agent and Lenders.

9.
EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

10.
LIMITATIONS ON PERSONAL LIABILITY. The limitations on personal liability of the shareholders, partners and members of Borrower contained in Section 13.27 of the Loan Agreement shall apply to this Agreement and are incorporated herein by this reference.

All exhibits, schedules or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

[Signatures Follow on Next Page]

Loan No. 1003091

IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have caused this Agreement to be duly executed as of the day and year first above written.

"ADMINISTRATIVE AGENT" AND "LENDER"

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Cole Zehnder

Name:	Cole Zehnder

Its:	Vice President

Signature Page – Second Modification Agreement

Loan No. 1003091

"LENDER"

PEOPLE'S UNITED BANK, NATIONAL ASSOCIATION

By:	/s/ Jacob Weinstein

Name:	Jacob Weinstein

Its:	SVP

Signature Page – Second Modification Agreement

Loan No. 1003091

“BORROWER”

KBSII 445 SOUTH FIGUEROA, LLC,
a Delaware limited liability company

By:	KBSII REIT ACQUISITION XV, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation,
general partner

By:	/s/ Charles J. Schreiber
Charles J. Schreiber, Jr.
Chief Executive Officer

Signature Page – Second Modification Agreement

Loan No. 1003091

GUARANTOR’S CONSENT

The undersigned (“Guarantor”) consents to the foregoing Second Modification Agreement and the transactions contemplated thereby and reaffirms its obligations under the Limited Guaranty, dated September 15, 2010 (“Guaranty”). Guarantor reaffirms that its obligations under the Guaranty are separate and distinct from Borrower’s obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.

Guarantor agrees that each of the terms and provisions of the Guaranty are amended so as to include the guarantees and obligations of guarantor herein set forth, the terms and provisions of which are hereby incorporated herein in full as if set forth in this Consent.

Guarantor understands that the Lender’s exercise of a non-judicial foreclosure sale under the Deed of Trust may, by virtue of California Code of Civil Procedure Section 580d, result in the destruction of any subrogation, reimbursement or contribution rights which Guarantor may have against Borrower. Guarantor further understands that such exercise by Lenders and the consequent destruction of subrogation, reimbursement or contribution rights would constitute a defense to the enforcement of the Guaranty by Lenders. With this explicit understanding, Guarantor nevertheless specifically waives any and all rights and defenses arising out of an election of remedies by Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Guarantor further specifically waives any and all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property; this means, among other things, that: (1) Lenders may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Lenders foreclose on the real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lenders may collect from Guarantor even if Lenders, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. This understanding and waiver is made in addition to and not in limitation of any of the existing terms and conditions of the Guaranty.

AGREED:

Dated as of: September 23, 2016

"GUARANTOR"
KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation,
general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

Loan No. 1003091

EXHIBIT A – DESCRIPTION OF PROPERTIES
Exhibit A to LOAN AGREEMENT between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of September 15, 2010.
All that real property located in the County of Los Angeles, State of California, described as follows:

PARCEL 1:

LOT 1 OF TRACT 28794, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 738 PAGES 82 AND 83 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM SAID LOT 1, THAT PORTION SHOWN ON SAID MAP AND DESIGNATED “FUTURE STREET”.

ALSO EXCEPT ALL OIL, GAS, AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENING OF ANY WELL HOLE, SHAFT OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED ON AUGUST 8, 1959 AS INSTRUMENT NO. 2893, IN BOOK M335 PAGE 106, OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF AS RESERVED IN THE FOLLOWING DEEDS:

DECEMBER 10, 1962 IN BOOK D1849 PAGE 352, OFFICIAL RECORDS AS TO A PORTION APRIL 20, 1962 IN BOOK D1587 PAGE 576, OFFICIAL RECORDS AS TO A PORTION APRIL 20, 1962 IN BOOK D1587 PAGE 578, OFFICIAL RECORDS AS TO A PORTION JUNE 15, 1962 IN BOOK D1650 PAGE 756, OFFICIAL RECORDS AS TO A PORTION MARCH 1, 1962 IN BOOK D1528 PAGE 313, OFFICIAL RECORDS AS TO A PORTION MAY 25, 1962 IN BOOK D1627 PAGE 55, OFFICIAL RECORDS AS TO A PORTION NOVEMBER 10, 1961 IN BOOK D1416 PAGE 668, OFFICIAL RECORDS AS TO A PORTION DECEMBER 4, 1961 IN BOOK D1438 PAGE 542, OFFICIAL RECORDS AS TO A PORTION.

SAID LAND IS SHOWN ON A RECORD OF SURVEY RECORDED AUGUST 13, 2001 IN BOOK 177 PAGE 2 OF RECORD OF SURVEYS, IN THE OFFICIAL RECORDS OF SAID COUNTY.

PARCEL 2:

AN EASEMENT FOR INGRESS AND EGRESS OVER THOSE PORTIONS OF LOT 1 OF TRACT 28794, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 738 PAGES 82 AND 83 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESIGNATED ON THE MAP OF SAID TRACT AS “FUTURE STREET”.

ALL OIL, GAS AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED IN BOOK M335 PAGE 106, OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA, WITHIN FIVE HUNDRED (500) FEET OF THE SURFACE THEREOF, AS SAID OIL, GAS AND MINERAL SUBSTANCES ARE RESERVED IN VARIOUS DEEDS OF RECORD.

Exhibit A

Loan No. 1003091

EXHIBIT G – DISBURSEMENT INSTRUCTION AGREEMENT
Exhibit G to LOAN AGREEMENT between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of September 15, 2010.
DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company
Administrative Agent: Wells Fargo Bank, National Association

Loan:  Loan number 1003091 made pursuant to that certain “Loan Agreement” dated as of September 15, 2010, by and among Borrower, Administrative Agent, Wells Fargo Securities, LLC and Lenders, as amended from time to time

Effective Date:

Check applicable box:

☐    New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.
☐    Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)	to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;

(2)
to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and

(3)	to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication, or telephonic request (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Exhibit G - 1

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination

Subsequent Disbursement Authorizers: Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):
N/A
If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers:  Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must be in the format specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.

Direct Deposit:  Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Exhibit G - 2

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

“BORROWER”

KBSII 445 SOUTH FIGUEROA, LLC,
a Delaware limited liability company

By:	KBSII REIT ACQUISITION XV, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation,
general partner

By:	________________________________
Charles J. Schreiber, Jr.
Chief Executive Officer

Exhibit G - 3

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions. The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.
“Receiving Bank” means the financial institution where a Receiving Party maintains its account.
“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.
“Restricted Account” means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower’s access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Except as expressly provided in the Credit Agreement, Administrative Agent must receive Disbursement Requests in writing. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent’s customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or Lenders or prohibited by government authority; (iii) cause Administrative Agent or Lenders to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or Lenders to violate any applicable law or regulation.

Limitation of Liability. Administrative Agent , Issuing Bank, Swingline Lender and Lenders shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent, Issuing Bank, Swingline Lender or any Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s, Issuing Banks’s, Swingline Lender’s or any Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent, Issuing Bank, Swingline Lender any Lender or Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent, Issuing Bank, Swingline Lender nor any Lender makes any representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL ADMINISTRATIVE AGENT, ISSUING BANK, SWINGLINE LENDER OR ANY LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY ADMINISTRATIVE AGENT IN GOOD FAITH AN IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Credit Agreement.

Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such Disbursement.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

Exhibit G - 4

SUBSEQUENT DISBURSEMENT EXHIBIT
WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Party Address (City and Country, at a minimum)*
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

*The Receiving Party’s Address must be provided for international/cross-border wire transfers. International/cross-border wires are defined as funds transfers that originate outside the U.S. and are destined for a Receiving Party in the U.S., those that originate in the U.S. and are destined for a Receiving Party outside the U.S., as well as those that originate outside the U.S. and are destined for a Receiving Party outside the U.S.

Exhibit G - 5

EXHIBIT J – BUDGET
Exhibit J to LOAN AGREEMENT between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of September 15, 2010.

ITEM	USE	AMOUNT
1	Current Loan Outstanding	$105,000,000
2	Payment to Union Bank in lieu of $8,200,000 TI Allowance or subject to the conditions in Exhibit K for leasing the Vacated Union Bank Space	$4,087,829
3	Leasing and related costs for Vacated Union Bank Space*	$2,212,171
4	Capital Expenditures	$2,700,000
5	Leasing costs	$5,300,000
	TOTAL	$119,300,000

*Floors 18, 21, 34 and 35

Exhibit J

EXHIBIT K – DISBURSEMENT PLAN
Exhibit K to LOAN AGREEMENT between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of September 15, 2010.

1.
Payment to Union Bank In-Lieu of $8,200,000 TI Allowance. Subject to the conditions in Sections 3.1 and 3.4, the portion of the Budget initially totaling $4,087,829 shall be disbursed to Union Bank upon reasonably satisfactory evidence that Union Bank will accept the funds in-lieu of the $8,200,000 TI Allowance. Additionally, to the extent Borrower fully satisfies all obligations to Union Bank with respect to the tenant improvement allowance contemplated in the Union Bank Lease (whether from loan proceeds, Borrower’s own funds, rent abatement or a combination of the foregoing) and provides Administrative Agent with evidence of the same, then Borrower may elect (a) to cancel, pursuant to Section 8.1, any unfunded portion of the Holdback allocated for “Payment to Union Bank in lieu of the TI Allowance/leasing of the Vacated Union Bank Space” (Item #2 in the Budget attached as Exhibit J), or (b) to apply any such unfunded portion of the Holdback towards satisfying Section 2(b) below.

2.
Leasing and Related Costs for Vacated Union Bank Space. Subject to the conditions in Sections 3.1 and 3.4, the portion of the Budget initially totaling $2,212,171 shall be disbursed to or for the account of Borrower for the purpose of paying fifty percent (50%) of actual costs incurred by Borrower under the terms of the Union Bank Lease for leasing and related costs relating to floors 18, 21, 34 and 35, including, without limitation, tenant improvement costs, leasing commissions, asbestos abatement costs and the costs of ADA upgrades. Administrative Agent may condition the disbursement of such amounts upon, as applicable (a) receipt of invoices for amounts due, (b) verification from Borrower of the availability of funds to pay the additional fifty percent (50%) of any such costs, (c) inspections of the work performed by Borrower, and (d) any other reasonable conditions. To the extent there are available funds under Section 1 above, Borrower may use such funds to fund their fifty percent (50%) portion of the actual costs incurred by Borrower under the terms of the Union Bank Lease for leasing and related costs relating to floors 18, 21, 34 and 35.

3.
Capital Expenditures. Subject to the conditions in Sections 3.1 and 3.4, the portion of the Budget initially totaling $2,700,000 shall be disbursed to or for the account of Borrower for the purpose of paying fifty percent (50%) of actual costs incurred by Borrower for Administrative Agent-approved capital expenditures relating to the Property which are not required to be made by Borrower pursuant to the terms of the Union Bank Lease, including, without limitation, restroom and corridor upgrades and asbestos abatement. Administrative Agent may condition the disbursement of such amounts upon receipt of invoices for amounts due, verification from Borrower of the availability of funds to pay the additional fifty percent (50%) of any such costs, inspections of the work performed by Borrower, as applicable, and any other reasonable conditions.

4.
Leasing Costs. Subject to the conditions in Sections 3.1 and 3.4, the portion of the Budget initially totaling $5,300,000 shall be disbursed to or for the account of Borrower for the purpose of paying fifty percent (50%) of actual costs incurred by Borrower for leasing costs relating to Leases entered into in compliance with Section 9.3. Administrative Agent may condition the disbursement of such amounts upon receipt of invoices for amounts due, verification from Borrower of the availability of funds to pay the additional fifty percent (50%) of any such costs and any other reasonable conditions.

Within ten (10) Business Days following any disbursement made pursuant to Section 2, 3 or 4 above, Borrower shall deliver to Administrative Agent a receipt from the applicable payee confirming that Borrower has applied the disbursed funds, plus the additional fifty percent (50%) to be paid by Borrower, for the purpose represented by Borrower.

Exhibit K